PRESS RELEASE	Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN,
PRESIDENT
(515) 232-6251

May 11, 2016

AMES NATIONAL CORPORATION DECLARES CASH DIVIDEND

AMES, IOWA - On May 11, 2016, Ames National Corporation (the “Company”) declared a cash dividend of $0.21 per common share. The dividend is payable August 15, 2016, to shareholders of record at the close of business on August 1, 2016.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.